P
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                    FORM 8-K

                 Current Report Pursuant to Section 13 o4 15(d)
                     Of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 29, 2002


                          DYNAMICS RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

    Massachusetts                 1-7348                       04-2211809
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)

     60 Frontage Road, Andover, MA                              01810-5498
(Address of principal executive offices)                        (Zip Code)

 Registrant's telephone number, including area code           (978) 475-9090

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Item 5.                      Other Events

     The U.S. Air Force Electronic Systems Center has notified DRC that, effective April 1, 2002, the follow-on five-year Combat Air Forces Command program office support contract, previously held for three years by DRC as prime contractor, is proposed to be awarded to another contractor, of which DRC is a team member. DRC provides 52 of the 180 contractor personnel supporting the contract and recognized annual contract revenues of $23 million in 2001. Of that amount, subcontracted work totaled approximately $14 million. During the new contract transition process, all current DRC and subcontractor support personnel have been asked to continue working on the program. DRC, as a team member subcontractor, will negotiate to retain DRC's staff in their current Combat Air Forces Command support contract assignments. This information is subject to the Safe Harbor statements below.

FORWARD-LOOKING INFORMATION

     Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this quarterly report that are not historical fact such as financial forecasts contain forward-looking information. These statements may be identified by forward-looking words such as "expect," "look," "believe," "anticipate," "may," "will," and other forward-looking terminology. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including uncertainties regarding contractual requirements, actions by customers and actual costs to complete; federal budget matters; government contracting risks; competitive market conditions; customer requirements, schedules and related funding; technological change; uncertainty of future financing; overall economic factors; ability to successfully complete and integrate acquisitions and other matters. These factors are discussed in more detail in DRC's Annual Report on Form 10-K for the year ended December 31, 2001. DRC assumes no obligation to update any forward-looking information.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DYNAMICS RESEARCH CORPORATION
                                              (Registrant)


Date:  April 2, 2002               By:/s/ David Keleher
                                   -----------------------------
                                   David Keleher
                                   Vice President and Chief Financial Officer